UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2017 (May 9, 2017)

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017 James G. Rakes announced that he was retiring as President and Chief Executive Officer of National Bankshares, Inc. (the “Company”) effective August 31, 2017. Mr. Rakes will also retire as Chairman of the Board of Directors and as a director of the National Bank of Blacksburg (“National Bank”), the Company’s wholly owned banking subsidiary, and as Chairman of the Board of Directors, President and Chief Executive Officer of National Bankshares Financial Services, Inc., the Company’s wholly owned financial services subsidiary. Mr. Rakes will continue to serve as a director of the Company through his current term, which ends at the annual shareholder meeting in 2019. Mr. Rakes and the Company have entered into an agreement pursuant to which Mr. Rakes will remain as Chairman of the Company’s Board of Directors until the end of his current term as a director. The agreement with Mr. Rakes provides that, in return for his agreement to continue to serve in this capacity and provide his expertise and experience to the Company beginning on the date of his retirement Mr. Rakes will be entitled to receive an annual retainer of $75,000; the retainer and attendance fees paid to other board members; a vehicle and an appropriate office at the Company.

The current President and Chief Executive Officer of the National Bank, will assume the position of President and Chief Executive Officer in succession to Mr. Rakes on September 1, 2017. Mr. Denardo is 64 years old and joined the National Bank as Vice President in 1983. He was promoted to Executive Vice President of Loans in 1989. In 2002 he became the Bank’s Executive Vice President and Chief Operating Officer. He joined the National Bank Board of Directors in the same year. In 2014 Mr. Denardo became the President and Chief Executive Officer of the National Bank. He has been the Executive Vice President of the Company since 2008.

Item 9.01     Financial Statements and Exhibits

(d)     The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press release dated May 9, 2017

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:   May 11, 2017

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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